UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

Supernus Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-35518	20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Supernus”), on June 16, 2025, Supernus entered into an Agreement and Plan of Merger, dated as of June 13, 2025 (the “Merger Agreement”), with Sage Therapeutics, Inc., a Delaware corporation (“Company” or “Sage”), and Saphire, Inc., a Delaware corporation and a wholly-owned subsidiary of Supernus (“Purchaser”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement and in connection with Purchaser’s acceptance of Shares tendered in the Offer for purchase, on July 30, 2025 the Company and Equiniti Trust Company, LLC, as rights agent, entered into a contingent value rights agreement (the “CVR Agreement”) to allow for the payment of the milestones payment(s) pursuant to each CVR (as defined below).

One milestone payment of $0.50 per CVR, net to the seller in cash, subject to any withholding of taxes and without interest, is payable (subject to certain terms and conditions) upon the first commercial sale after Regulatory Approval (as defined in the CVR Agreement) in Japan to a third-party customer of the pharmaceutical product that is marketed in the United States under the name ZURZUVAE and is the subject of the current regulatory filing (including any amended filings based thereon) by Shionogi & Co., Ltd., inclusive of its affiliates, in Japan for Major Depressive Disorder by June 30, 2026.

A second milestone payment of $1.00 per CVR, net to the seller in cash, subject to any withholding of taxes and without interest, is payable (subject to certain terms and conditions) if Net Sales (as defined in the CVR Agreement) of ZURZUVAE are equal to or exceed $250 million in the United States during a calendar year on or prior to December 31, 2027.

A third milestone payment of $1.00 per CVR, net to the seller in cash, subject to any withholding of taxes and without interest, is payable (subject to certain terms and conditions) if Net Sales (as defined in the CVR Agreement) of ZURZUVAE are equal to or exceed $300 million in the U.S. during a calendar year on or prior to December 31, 2028.

A fourth milestone payment of $1.00 per CVR, net to the seller in cash, subject to any withholding of taxes and without interest, is payable (subject to certain terms and conditions) if Net Sales (as defined in the CVR Agreement) of ZURZUVAE are equal to or exceed $375 million in the U.S. during a calendar year on or prior to December 31, 2030.

Each milestone may only be achieved once. The maximum amount payable with respect to the CVR issued in respect to each Share is $3.50 in the aggregate. The maximum amount payable with respect to all the CVRs issued is approximately $234 million. There can be no assurance any payments will be made with respect to any CVR. It is possible that no milestone is achieved and no payment is made with respect to the CVRs.

The foregoing description of the CVR Agreement and the CVRs established thereby does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on July 2, 2025, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock of Sage, par value $0.0001 per share (the “Shares”), at a price of (i) $8.50 per Share, in cash, less any applicable withholding taxes and without interest (the “Closing Amount”), plus (ii) one contingent value right per Share (a “CVR”), which represents the right to receive contingent payments of up to $3.50 per Share, in cash, less any applicable withholding taxes and without interest, which amount will become payable, if at all, if specified milestones are achieved prior to June 30, 2026, December 31, 2027, December 31, 2028 and December 31, 2030, as applicable, pursuant to the CVR Agreement (collectively, the Closing Amount plus one CVR, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 2, 2025 (together with any amendments, supplements or modifications thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (together with any amendments, supplements, or modifications thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

The Offer and related withdrawal rights expired one minute following 11:59 p.m., Eastern Time, on July 30, 2025 (the “Expiration Date”). Equiniti Trust Company, LLC, in its capacity as the depositary for the Offer, has advised Purchaser that a total of 36,313,509 Shares had been validly tendered (and not validly withdrawn) pursuant to the Offer prior to the Expiration Date, representing approximately 58% of the outstanding Shares as of the Expiration Date. Accordingly, the Minimum Condition has been satisfied.

As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, effective as of the time on which the Offer expired on the Expiration Date, Purchaser irrevocably accepted for payment all Shares that were validly tendered (and not validly withdrawn) pursuant to the Offer, and will, as promptly as practicable thereafter, pay for all such validly tendered Shares.

Following the consummation of the Offer, the remaining conditions to the Merger (as defined below) set forth in the Merger Agreement were satisfied, and on July 31, 2025, Purchaser was merged with and into Sage without a vote of the stockholders of Sage (the “Merger”) in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Sage surviving the Merger as a wholly owned subsidiary of Supernus.

At the effective time of the Merger (the “Effective Time”), each then issued and outstanding Share not previously purchased in the Offer (other than certain excluded Shares as described in the Merger Agreement) was converted into the right to receive the Offer Price.

Pursuant to the Merger Agreement, at the Effective Time:

●	Each Company Option that was outstanding and unexercised, whether or not vested, and which had a per Share exercise price that was less than the Closing Amount (each, an “In the Money Option”), was deemed fully vested and cancelled and converted into the right to receive a cash payment (without interest) equal to the product of the excess of the Closing Amount over the per Share exercise price of the In the Money Option, multiplied by the total number of Shares subject to the In the Money Option immediately prior to the Effective Time, which is payable in accordance with the Merger Agreement and one CVR for each Share subject to the In the Money Option immediately prior to the Effective Time, which is calculated and payable in accordance with the CVR Agreement.

●	Each Company Option, whether or not vested, that had a per Share exercise price equal to or greater than $8.50 was cancelled without payment.

●	Each then outstanding Company RSU was deemed fully vested and cancelled and converted into the right to receive a cash payment (without interest) equal to the product of the Closing Amount multiplied by the number of Shares subject to the Company RSU, which is payable in accordance with the Merger Agreement and one CVR for each Share subject to the Company RSU immediately prior to the Effective Time, which is calculated and payable in accordance with the CVR Agreement.

●	Each Company PSU that was vested (or any portion thereof) in accordance with its terms and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive a cash payment (without interest) equal to the product of the Closing Amount multiplied by the number of Shares subject to the Company PSU, which is payable in accordance with the Merger Agreement and one CVR for each Share subject to the Company PSU, which is calculated and payable in accordance with the CVR Agreement.

●	Each then outstanding Company PSU for which the applicable performance period has not been completed or milestone performance metric, in each case, as set forth in the applicable governing plan and/or award agreement, has not been achieved, in each case, as of the Effective Time (or any portion thereof) was deemed vested pursuant to the terms of the Merger Agreement and cancelled and converted into the right to receive a cash payment (without interest) equal to the product of the Closing Amount multiplied by the number of Shares subject to the Company PSU after giving effect to the agreed-upon vesting, which is payable in accordance with the Merger Agreement and one CVR for each Share subject to such Company PSU after giving effect to the agreed-upon vesting, which is calculated and payable in accordance with the CVR Agreement.

The aggregate consideration to be paid by Purchaser to complete the Offer and the Merger is approximately $561 million (exclusive of amounts that may be payable pursuant to the CVRs), without giving effect to related transaction fees and expenses.

The foregoing description of the Merger Agreement, the Offer and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Supernus on June 16, 2025, and is incorporated herein by reference.

Item 8.01	Other Events.

On July 31, 2025, Supernus issued a press release announcing the successful completion of its acquisition of Sage, including the completion of both the Offer and the Merger. A copy of the press release is filed as Exhibit 99.1 hereto, and the text of such press release is incorporated herein by reference.

Forward-Looking Statements

This filing includes forward-looking statements. These statements do not convey historical information but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this filing, such risks and uncertainties include, but are not limited to, Supernus’ ability to sustain and increase its profitability; Supernus’ ability to raise sufficient capital to fully implement its corporate strategy; the implementation of Supernus’ corporate strategy; Supernus’ future financial performance and projected expenditures; Supernus’ ability to increase the number of prescriptions written for each of its products, the products of its subsidiaries and products acquired through the acquisition of Sage; Supernus’ ability to increase its net revenue from its products, the products of its subsidiaries and products acquired through the acquisition of Sage; Supernus’ ability to commercialize its products, the products of its subsidiaries and products acquired through the acquisition of Sage; Supernus’ ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; Supernus’ product research and development activities, including the timing and progress of Supernus’ clinical trials, and projected expenditures; Supernus’ ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize Supernus’ product candidates; Supernus’ ability to protect its intellectual property and the intellectual property of its subsidiaries and operate its business without infringing upon the intellectual property rights of others; Supernus’ expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of Supernus’ product candidates; the accuracy of Supernus’ estimates of the size and characteristics of the markets that may be addressed by its product candidates; Supernus’ ability to increase its manufacturing capabilities for its products and product candidates; Supernus’ projected markets and growth in markets; Supernus’ product formulations and patient needs and potential funding sources; Supernus’ staffing needs; and other risk factors set forth from time to time in Supernus’ filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Supernus undertakes no obligation to update the information in this filing to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 2.1* — Agreement and Plan of Merger, dated as of June 13, 2025, by and among Supernus Pharmaceuticals, Inc., Sage Therapeutics, Inc. and Saphire, Inc (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Supernus Pharmaceuticals, Inc. on June 16, 2025).

Exhibit 10.1 — Contingent Value Rights Agreement, dated as of July 30, 2025, by and among Supernus Pharmaceuticals, Inc. and Equiniti Trust Company, LLC

Exhibit 99.1 — Press Release of Supernus Pharmaceuticals, Inc. dated July 31, 2025.

Exhibit 104 — The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Certain financial statements required by Item 9.01 of Form 8-K are not yet available and will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

* Scheduled omitted pursuant to Item 601 of Regulation S-K. Supernus agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: July 31, 2025	By:	/s/ Timothy C. Dec
Timothy C. Dec
Senior Vice President and Chief Financial Officer